EXHIBIT 99.1
Amercian Medical Systems Holdings, Inc.
Historical Laserscope Revenue Information
(In thousands, except Units and ASP-average selling price)

		Q1 2005	Q2 2005	Q3 2005	Q4 2005	2005	Q1 2006	Q2 2006	Q3 2006
Product Line
PV Consoles	Units	92	79	77	83	331	92	52	31
	Revenue	$6,933	$6,201	$5,595	$6,522	$25,251	$5,792	$3,579	$2,206
	ASP	$75,359	$78,494	$72,662	$78,578	$76,287	$62,957	$68,827	$71,161

HPS Consoles	Units	—	—	—	—	—	—	20	37
	Revenue	—	—	—	—	—	—	2,148	3,215
	ASP	—	—	—	—	—	—	107,400	86,892

StoneLight Consoles	Units	16	18	17	15	66	14	9	7
	Revenue	414	634	595	573	2,216	498	349	322
	ASP	25,875	35,222	35,000	38,200	33,576	35,571	38,778	46,000

Total Consoles	Units	108	97	94	98	397	106	81	75
	Revenue	7,347	6,835	6,190	7,095	27,467	6,290	6,076	5,743
	ASP	68,028	70,464	65,851	72,398	69,186	59,340	75,012	76,573

PV/HPS/Stonelight Fibers	Units	16,255	19,091	17,639	20,365	73,350	21,006	21,197	20,535
	Revenue	11,385	13,849	12,429	14,268	51,931	13,522	13,492	13,686
	ASP	700	725	705	701	708	644	637	666

Console and Fiber Revenue Subtotal		$18,732	$20,684	$18,619	$21,363	$79,398	$19,812	$19,568	$19,429

Other Revenue		2,078	2,734	2,533	2,782	10,127	2,852	3,310	3,276

Total Urology Revenue		$20,810	$23,418	$21,152	$24,145	$89,525	$22,664	$22,878	$22,705

Geography
Total US		$15,140	$16,784	$15,162	$15,976	$63,062	$16,256	$15,154	$16,415

Total International		5,670	6,634	5,990	8,169	26,463	6,408	7,724	6,290

Total Urology Revenue		$20,810	$23,418	$21,152	$24,145	$89,525	$22,664	$22,878	$22,705

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